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                  EXHIBIT 5_OPINION OF COUNSEL


            Venable, Baetjer, Howard & Civiletti, LLP
                      1201 New York Avenue
                           Suite 1000
                    Washington, DC 20005-3917



                         March 31, 1998




Advanced Communication Systems, Inc.
10089 Lee Highway
Fairfax, Virginia 22030

Ladies and Gentlemen:

     We have acted as counsel for Advanced Communication Systems, Inc. (the "Registrant") in connection with a registration statement on Form S-8 of the Registrant (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), pertaining to the registration of 325,000 shares of common stock, par value $0.01 per share, of the Registrant (the "Shares") for issuance and sale pursuant to the Advanced Communication Systems, Inc. Employee Stock Purchase Plan (the "Plan").

      In connection with this opinion, we have considered such questions of law as we have deemed necessary as a basis for the opinions set forth below, and we have examined or otherwise are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Registration Statement; (ii) the Certificate of Incorporation and Bylaws, as amended, of the Registrant, as currently in effect;
(iii) certain resolutions of the Board of Directors of the Registrant relating to the adoption of the Plan and the issuance of the Shares and the other transactions contemplated by the Registration Statement; (iv) the Plan; and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Registrant and others.

      Based upon the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and that when sold, issued, paid for and delivered as contemplated by the Plan, the Shares will be validly issued, fully paid and nonassessable.

      The law covered by the opinion is limited to the law of the State of Delaware, without regard to the principles of conflicts of laws thereof, and based upon and limited to the laws and regulations in effect as of the date hereof. We assume no obligation to update the opinion set forth herein.

      We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.


                            Very truly yours,

                    /s/ VENABLE, BAETJER, HOWARD & CIVILETTI, LLP